                                    AGREEMENT

                                       AND

                                 PLAN OF MERGER

                                  BY AND AMONG

                             ADVANCE PARADIGM, INC.,

                                   IMR, INC.,

                                       and

                       INNOVATIVE MEDICAL RESEARCH, INC.,
                          WALTER STEWART, PH.D, M.P.H.,
                            RICHARD B. LIPTON, M.D.,
                            THE LIANNA LIPTON TRUST,
                            THE JUSTIN LIPTON TRUST,
                                  STUART BELL,
                             THE CURREN BELL TRUST,
                              THE KYLIE BELL TRUST,
                                       AND
                               THE IAN BELL TRUST

                                TABLE OF CONTENTS


ARTICLE I.  THE MERGER; THE CLOSING...............................................................................2
     1.1 The Merger...............................................................................................2
     1.2 The Closing..............................................................................................2
     1.3 Conversion of Securities.................................................................................2
     1.4 Filing of Plan of Merger.................................................................................3
     1.5 Effect of the Merger.....................................................................................3
     1.6 Tax and Accounting Treatment.............................................................................3
     1.7 Procedure at the Closing.................................................................................3
     1.8 Escrow Account...........................................................................................4

ARTICLE II.  REPRESENTATIONS AND WARRANTIES  OF THE PARENT COMPANIES..............................................5
     2.1 Corporate Status.........................................................................................5
     2.2 Corporate Power and Authority............................................................................5
     2.3 Enforceability...........................................................................................5
     2.4 Parent Common Stock......................................................................................5
     2.5 Capitalization...........................................................................................6
     2.6 No Violation.............................................................................................6
     2.7 Registration of Parent Company Stock.....................................................................7
     2.8 Reports and Financial Statements.........................................................................7
     2.9 No Commissions...........................................................................................7
     2.10 Interim Operations of Merger Sub........................................................................7
     2.11 Termination of the Company's Employees..................................................................8
     2.12 Tax-free Reorganization.................................................................................8

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF  THE COMPANY AND THE STOCKHOLDERS.................................8
     3.1 Corporate Status.........................................................................................8
     3.2 Power and Authority......................................................................................8
     3.3 Enforceability...........................................................................................9
     3.4 Capitalization...........................................................................................9
     3.5 Stockholders of the Company..............................................................................9
     3.6 No Violation............................................................................................10
     3.7 Records of the Company..................................................................................10
     3.8 Subsidiaries............................................................................................11
     3.9 Financial Statements....................................................................................11
     3.10 Changes Since the Current Balance Sheet Date...........................................................11
     3.11 Liabilities of the Company.............................................................................12
     3.12 Litigation.............................................................................................13
     3.13 Environmental Matters..................................................................................13
     3.14 Real Estate............................................................................................15



     3.15 [Reserved].............................................................................................15
     3.16 Compliance with Laws...................................................................................15
     3.17 Labor and Employment Matters...........................................................................16
     3.18 Employee Benefit Plans.................................................................................16
     3.19 [Reserved].............................................................................................18
     3.20 Insurance..............................................................................................18
     3.21 Receivables............................................................................................18
     3.22 Licenses and Permits...................................................................................19
     3.23 Adequacy of the Assets; Relationships with Customers and Suppliers; Affiliated
              Transactions.......................................................................................19
     3.24 Intellectual Property..................................................................................19
     3.25 Contracts..............................................................................................20
     3.26 Accuracy of Information Furnished......................................................................21
     3.27 Investment Intent; Accredited Investor Status; Securities Documents....................................21
     3.28 No Commissions.........................................................................................21
     3.29 Certain Accounting Matters.............................................................................21
     3.30 Absence of Sensitive Payments..........................................................................22
     3.31 Hart-Scott.............................................................................................22

ARTICLE IV.  CONDUCT OF BUSINESS AND PROPERTIES PENDING THE CLOSING..............................................22
     4.1 Conduct of Business and Properties by the Company Pending the Closing...................................22

ARTICLE V.  ADDITIONAL AGREEMENTS................................................................................24
     5.1 Further Assurances......................................................................................24
     5.2 Compliance with Covenants...............................................................................24
     5.3 Cooperation.............................................................................................24
     5.4 Applications and Other Actions..........................................................................24
     5.5 Access to Information...................................................................................25
     5.6 Notification of Certain Matters.........................................................................25
     5.7 Tax and Accounting Treatment............................................................................25
     5.8 Confidentiality; Publicity..............................................................................25
     5.9 No Other Discussions....................................................................................26
     5.10 Restrictive Covenants..................................................................................26
     5.11 Trading in Parent Common Stock.........................................................................29
     5.12 Employment Agreements..................................................................................29
     5.13 Options................................................................................................29
     5.14 Stockholder and Director Vote..........................................................................29
     5.15 Audited Financial Statements...........................................................................29
     5.16 Payoff and Estoppel Letters............................................................................30
     5.17 Tax Matters............................................................................................30


ARTICLE VI.  CONDITIONS TO THE OBLIGATIONS OF THE PARENT COMPANIES...............................................31
     6.1 Accuracy of Representations and Warranties and Compliance with Obligations..............................31
     6.2 No Material Adverse Change or Destruction of Property...................................................31
     6.3 Corporate Certificate...................................................................................32
     6.4 Opinion of Counsel......................................................................................32
     6.5 Consents................................................................................................32
     6.6 Securities Laws.........................................................................................32
     6.7 Pooling Letters.........................................................................................32
     6.8 Affiliate Letters.......................................................................................33
     6.9 [Reserved...............................................................................................33
     6.10 No Adverse Litigation..................................................................................33
     6.11 Employment Agreements..................................................................................33
     6.12 Liabilities............................................................................................33
     6.13 Liens..................................................................................................33
     6.14 Letters of Resignation; Releases.......................................................................33
     6.15 Audited Financial Statements...........................................................................33
     6.16 Payment of Expenses....................................................................................34

ARTICLE VII.  CONDITIONS TO THE OBLIGATIONS OF  THE COMPANY PARTIES..............................................34
     7.1 Accuracy of Representations and Warranties and Compliance with Obligations..............................34
     7.2 Parent Shares...........................................................................................34
     7.3 No Adverse Litigation...................................................................................34
     7.4 Employment Agreements...................................................................................35
     7.5 No Material Adverse Change..............................................................................35
     7.6 Opinion of Parent Counsel...............................................................................35
     7.7 Loans to Affiliates.....................................................................................35
     7.8 Pooling Letters.........................................................................................35
     7.9 Company Letter..........................................................................................35

ARTICLE VIII.  REGISTRATION RIGHTS...............................................................................36
     8.1 Registration Rights for Parent Shares; Filing of Registration Statement.................................36
     8.2 [Reserved.].............................................................................................36
     8.3 Expenses of Registration................................................................................36
     8.4 Furnishing of Documents.................................................................................37
     8.5 Amendments and Supplements..............................................................................37
     8.6 Duration................................................................................................37
     8.7 Further Information.....................................................................................37
     8.8 Indemnification for Securities Matters..................................................................37

ARTICLE IX.  INDEMNIFICATION.....................................................................................39
     9.1 Agreement by the Stockholders for Indemnification.......................................................39



     9.2 Survival of Representations and Warranties..............................................................40
     9.3 Method of Asserting Claims, etc.........................................................................41
     9.4 Limitation on Liability.................................................................................43
     9.5 Limited Recourse on Certain Matters.....................................................................44
     9.6 Remedies................................................................................................44

ARTICLE X.  SECURITIES LAW MATTERS...............................................................................44
     10.1 Disposition of Shares..................................................................................44
     10.2 Legends................................................................................................45

ARTICLE XI.  DEFINITIONS.........................................................................................46
     11.1 Defined Terms..........................................................................................46
     11.2 Other Definitional Provisions..........................................................................48

ARTICLE XII.  TERMINATION, AMENDMENT AND WAIVER..................................................................49
     12.1 Termination............................................................................................49
     12.2 Effect of Termination..................................................................................49

ARTICLE XIII.  GENERAL PROVISIONS................................................................................49
     13.1 Notices................................................................................................49
     13.2 Entire Agreement.......................................................................................51
     13.3 Expenses; Sales Tax....................................................................................51
     13.4 Amendment; Waiver......................................................................................51
     13.5 Binding Effect; Assignment.............................................................................51
     13.6 Counterparts...........................................................................................52
     13.7 Interpretation.........................................................................................52
     13.8 Governing Law; Interpretation..........................................................................52
     13.9 Jurisdiction; Service of Process.......................................................................52
     13.10 Arm's Length Negotiations.............................................................................52


                                    AGREEMENT
                                       AND
                                 PLAN OF MERGER



         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of February 9, 1998 by and among Advance Paradigm, Inc., a Delaware corporation ("Parent"), IMR, Inc., a Maryland corporation and wholly-owned subsidiary of Parent ("Merger Sub" and together with Parent, the "Parent Companies"), Innovative Medical Research, Inc., a Maryland corporation (the "Company"), Walter Stewart, Ph.D., M.P.H. ("Stewart"), Richard B. Lipton, M.D. ("Lipton"), The Lianna Lipton Trust and The Justin Lipton Trust (together, the "Lipton Trusts"), Stuart Bell ("Bell"), The Curren Bell Trust, The Kylie Bell Trust and The Ian Bell Trust (collectively, the "Bell Trusts"). Stewart, Lipton, the Lipton Trusts, Bell and the Bell Trusts are hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders."


                                    RECITALS


         A. Parent and the Company desire to merge the operations of the Company with Parent's business.


         B. The Board of Directors of Parent and the Board of Directors and Stockholders of the Company have determined that it is in the best interests of their respective companies and stockholders for Parent to acquire all of the issued and outstanding equity interests of the Company. In order to effectuate such acquisition, Parent has organized Merger Sub as a wholly-owned subsidiary, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge Merger Sub with and into the Company so that the Company continues as the surviving corporation and a wholly-owned subsidiary of Parent, and each of the Stockholders of the Company will be issued certain shares of common stock of Parent in exchange for the issued and outstanding equity interests of the Company.


                               TERMS OF AGREEMENT


         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I.

                             THE MERGER; THE CLOSING

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, and in accordance with the Maryland General Corporation Law (the "MGCL"), at the Effective Time (as defined below), Merger Sub will be merged with and into the Company, (the "Merger"), with the Company being the surviving corporation in the Merger (the "Surviving Corporation") and becoming a wholly-owned subsidiary of Parent, and the separate corporate existence of Merger Sub shall cease.



         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Merger (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII hereof, on or before February 28, 1998, at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1700 Pacific Avenue, Suite 4100, in Dallas, Texas, or such other place and time as the parties may otherwise agree. The date on which such Closing occurs is herein referred to as the "Closing Date."


         1.3      CONVERSION OF SECURITIES.


                  (a) For purposes of this Agreement, "Aggregate Consideration" means the aggregate of (i) 876,078 shares of common stock, par value $.01 per share, of Parent (the "Parent Common Stock") and (ii) options to purchase 23,922 shares of Parent Common Stock (the "Parent Options") granted pursuant to Parent's employee stock option plans.


                  (b) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Parent Companies or the Stockholders, the outstanding shares of capital stock of the Company shall be converted into the Parent Common Stock and the outstanding options to purchase capital stock of the Company shall be converted into the Parent Options, with each Stockholder and holder of stock options of the Company receiving that portion of the Aggregate Consideration determined as provided in Exhibit A hereto, which Exhibit A is incorporated herein and constitutes part of this Agreement.


                  (c) Each share of common stock of Merger Sub issued and outstanding at the Effective Time shall be converted into one share of the common stock of the Surviving Corporation.


         1.4 FILING OF PLAN OF MERGER. At the Closing, the parties shall cause the Merger to be consummated by filing duly executed Articles of Merger with the Secretary of State of the State of Maryland, in such form as Parent reasonably determines is required by and in accordance with the relevant provisions of the MGCL (the time of such filing is referred to herein as the "Effective Time").


         1.5 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided under the MGCL. Without limiting the generality of the foregoing, at the Effective Time:


                  (a) all property, rights, privileges, policies and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.


                  (b) the Certificate of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall remain its Certificate of Incorporation and Bylaws thereafter, unless and until amended in accordance with their terms and as provided by law.


                  (c) those persons set forth on Schedule 1.5 hereto shall be the directors and officers of the Surviving Corporation, each to hold a directorship or office in accordance with the Certificate of Incorporation and Bylaws of the Company until their respective successors are duly elected and qualified.


         1.6 TAX AND ACCOUNTING TREATMENT. The parties hereto intend that the Merger contemplated hereby shall be treated (a) for accounting purposes as a pooling of interests business combination and (b) for tax purposes as a tax-free reorganization under Section 368(a) of the Code.


         1.7 PROCEDURE AT THE CLOSING. At the Closing, the parties agree that the following shall occur:


                  (a) The Company and the Stockholders shall have satisfied, or have received a waiver from Parent with respect to, each of the conditions set forth in Article VI and shall deliver to Parent the documents, certificates, opinions, consents and letters required by Article VI.


                  (b) The Parent Companies shall have satisfied, or have received a waiver from the Company and the Stockholders with respect to, each of the conditions set forth in Article VII and shall deliver to the Company the documents, certificates, consents and letters required by Article VII.

                  (c) Parent shall issue the shares of Parent Common Stock issuable pursuant to Section 1.3, registered in the names of the Stockholders (which Parent Common Stock shall be allocated among the Stockholders as provided in Exhibit A) and shall deliver such shares in the following manner: (i) Parent shall issue and deposit in escrow in accordance with Section 1.8 stock certificates representing shares of Parent Common Stock equal to 10% of the Parent Common Stock issuable in accordance with Section 1.3 (the "Escrow Assets"), and (ii) Parent shall deliver stock certificates representing the balance of the shares of Parent Common Stock issuable in accordance with Section
1.3 to the Stockholders. The shares of Parent Common Stock issuable pursuant to
Section 1.3, including the Escrow Assets, are referred to herein as the "Parent Shares."


                  (d) Parent shall issue Parent Options issuable pursuant to
Section 1.3, registered in the names of the appropriate stock option holders of the Company (which Parent Options shall be allocated among such holders as provided in Exhibit A) and shall deliver such Parent Options to the appropriate stock option holders of the Company.


         1.8 ESCROW ACCOUNT. For the purpose of providing support for the representations and warranties contained herein and to induce Parent to enter into this Agreement, the Escrow Assets shall be transferred to the Escrow Agent as provided herein and shall be set aside in an escrow account (the "Escrow Account") pursuant to the terms of an Escrow Agreement to be entered into at the Closing by and among Parent, Merger Sub, the Company, the Stockholders and Bank One, Texas, N.A., as escrow agent (the "Escrow Agent"), substantially in the form of Exhibit B incorporated herein by reference (the "Escrow Agreement"). Parent Common Stock placed in escrow pursuant to this Section 1.8 shall be considered the "Escrowed Stock." The Escrowed Stock shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed by the Escrow Agent solely for the purposes and in accordance with the terms of the Escrow Agreement. Dividends and distributions paid in respect of the Escrowed Stock shall be payable to the Stockholders out of the Escrow Account when and as received by the Escrow Agent. All voting rights of the Escrowed Stock shall be exercisable by or on behalf of the Stockholders or their respective authorized agents. The Escrow Agreement shall terminate in accordance with its terms and the remaining Escrow Assets shall thereupon be distributed in accordance with the terms thereof. It is intended that the property held in escrow as above provided shall facilitate Parent's and Merger Sub's ability to recover amounts to which they may become entitled under this Agreement or the Escrow Agreement and to satisfy certain claims of Parent and Merger Sub that may arise as a result of this Agreement or the Escrow Agreement. Accordingly, and to the extent necessary to provide such protection to Parent and Merger Sub, property held in escrow thereunder shall be available to satisfy certain claims of Parent and Merger Sub under this Agreement or the Escrow Agreement to the extent provided in such agreements. The adoption of this Agreement and the approval of the Merger by the Stockholders shall constitute approval of the Escrow Agreement, including without limitation placement in escrow of the Escrowed Stock.

                                   ARTICLE II.

                         REPRESENTATIONS AND WARRANTIES

                             OF THE PARENT COMPANIES

         As a material inducement to the Company and the Stockholders to enter into this Agreement and to consummate the transactions contemplated hereby, the Parent Companies make the following representations and warranties to the Company and the Stockholders:

         2.1 CORPORATE STATUS. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is a wholly-owned subsidiary of Parent. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Parent Companies.


         2.2 CORPORATE POWER AND AUTHORITY. Each of the Parent Companies has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Parent Companies has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.


         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Parent Companies and constitutes their legal, valid and binding obligation enforceable against each of the Parent Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


         2.4 PARENT COMMON STOCK. Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the Parent Shares to the stockholders, the Parent Shares will be duly authorized, validly issued, fully paid, non-assessable shares. The shares of Parent Common Stock issuable upon exercise of the Parent Options have been duly authorized and reserved for issuance upon such exercise, and when issued upon exercise in accordance with the terms of the Parent's stock option agreement, such shares of Parent Common Stock will be duly and validly issued, fully paid and nonassessable.


         2.5 CAPITALIZATION. Schedule 2.5 sets forth, as of the date indicated therein, with respect to the Parent, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of Parent (a) have been duly authorized and validly issued and are fully paid and non-assessable, (b) were issued in compliance with all applicable state and federal securities laws and
(c) were not issued in violation of any preemptive rights or rights of first refusal. Except as set forth on Schedule 2.5, no preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of Parent, and no such rights arise or become exercisable by virtue of or in connection with the transactions contemplated hereby. Except as set forth on
Schedule 2.5, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Parent to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). Except as set forth on Schedule 2.5, there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Parent. Except as set forth on Schedule 2.5, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Parent.


         2.6 NO VIOLATION. The execution and delivery of this Agreement by the Parent Companies, the performance by the Parent Companies of their obligations hereunder and the consummation by the Parent Companies of the transactions contemplated by this Agreement will not (a) contravene any provision of the Certificate of Incorporation or Bylaws of the Parent Companies, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against the Parent Companies, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against the Parent Companies, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Parent Companies, (e) give to any individual or entity a right or claim against the Parent Companies, which would have a Material Adverse Effect on Parent or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except (i) pursuant to the Exchange Act and the Securities Act and applicable inclusion requirements of Nasdaq, (ii) filings required under the securities or blue sky laws of the various states, (iii) any filings required to be made by the Company or the Stockholders, or (iv) any governmental permits or licenses required to operate the businesses of the Company.


         2.7 REGISTRATION OF PARENT COMPANY STOCK. Parent meets the requirements for use of Form S-3 under the Securities Act.


         2.8 REPORTS AND FINANCIAL STATEMENTS. From April 1, 1997 until the date hereof, except where failure to have done so did not and would not have a Material Adverse Effect on Parent, Parent has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC, including, but not limited to any Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements (collectively, the "Parent Reports"). As of their respective dates (but taking into account any amendments filed prior to the date of this Agreement), the Parent Reports complied in all material respects with all the rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the financial position of Parent as of the date thereof and the results of its operations and its cash flows for the periods then ended.


         2.9 NO COMMISSIONS. Except as has been disclosed in writing to the Company concerning Parent's arrangement with Advance Capital Markets, Inc. (which the Parent agrees to pay), no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder's or other fee or compensation based on any arrangement or agreement made by or on behalf of Parent or Merger Sub and for which Parent, Merger Sub or the Company will have any obligation or liability.


         2.10 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business or activity (or conducted any operations) of any kind, entered into any agreement or arrangement with any person or entity, or incurred, directly or indirectly, any material liabilities or obligations, except in connection with its incorporation, the negotiation of this Agreement, the Merger and the transactions contemplated hereby.


         2.11 TERMINATION OF THE COMPANY'S EMPLOYEES. Other than in the ordinary course of business, Parent has no present intention of terminating on or after the Closing the employment of any persons employed by the Company on a full-time basis prior to the Closing, a true and complete list of which is set forth in
Schedule 2.11.


         2.12 TAX-FREE REORGANIZATION. The Parent has not taken or agreed to take any action described in the tax representation letter attached hereto as
Schedule 2.12 that (without regard to any action taken or agreed to be taken by the Company, any stockholder of the Company or any of its or their Affiliates) would prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

                                  ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES OF

                        THE COMPANY AND THE STOCKHOLDERS

         As a material inducement to the Parent Companies to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Stockholders, severally and not jointly (but subject to the provisions of Section 9.1), make the following representations and warranties to the Parent
Companies:


         3.1 CORPORATE STATUS. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite power and authority to own or lease its properties and to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation in each of the jurisdictions set forth in
Schedule 3.1, which are the only jurisdictions where the nature of its properties and the conduct of its business require such qualification, except for such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Company. The Company is in good standing in each of the jurisdictions in which it is so qualified. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company.


         3.2 POWER AND AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The Company has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. Each Stockholder is an individual or trust and has the requisite competence and authority to execute and deliver this Agreement, to perform his or its respective obligations hereunder and to consummate the transactions contemplated hereby.


         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and each of the Stockholders (hereinafter referred to individually as a "Company Party" and collectively as the "Company Parties") and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


         3.4 CAPITALIZATION. Schedule 3.4 sets forth, as of the date hereof, with respect to the Company, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of the Company (a) have been duly authorized and validly issued and are fully paid and non-assessable, (b) were issued in compliance with all applicable state and federal securities laws and (c) were not issued in violation of any preemptive rights or rights of first refusal. Except as set forth on Schedule 3.4, no preemptive rights, rights of first refusal or similar rights exist with respect to the shares of capital stock of the Company, and no such rights arise or become exercisable by virtue of or in connection with the transactions contemplated hereby. Except as set forth on Schedule 3.4, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). Except as set forth on Schedule 3.4, there are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company. The Company is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.


         3.5 STOCKHOLDERS OF THE COMPANY. Schedule 3.5 sets forth with respect to the Company (a) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned by, each stockholder of record as of the close of business on the date of this Agreement and (b) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of its capital stock (to the extent that record and beneficial ownership of any such shares are different). The stockholders set forth on Schedule 3.5 constitute all of the holders of all issued and outstanding shares of capital stock of the Company, and each of such stockholders owns such shares as are set forth on Schedule 3.5 free and clear of all Liens, restrictions and claims of any kind existing immediately prior to the Effective Time.


         3.6 NO VIOLATION. The execution and delivery of this Agreement by the Company Parties, the performance by each of the Company Parties of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the certificate of incorporation, bylaws or other organizational or governing document of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Company or any Stockholder, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate, any Material Contract which is applicable to, binding upon or enforceable against the Company or any Stockholder, the occurrence of any of which could have a Material Adverse Effect on the Company, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Company or any Stockholder, (e) except as set forth on Schedule 3.6, give to any individual or entity a right or claim against the Company or any Stockholder which could have a Material Adverse Effect on the Company or (f) except as set forth on Schedule 3.6, require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by the Parent Companies. All of the stockholders of the Company have executed a Unanimous Consent approving the transactions contemplated by this Agreement.


         3.7 RECORDS OF THE COMPANY. The copies of the certificate of incorporation, bylaws, and other documents and agreements of the Company which were provided to Parent are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for the Company made available to Parent for review as to periods since January 1, 1996 were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all corporate actions of the stockholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since formation. All corporate actions taken by the Company as to periods since January 1, 1996 have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company as to periods since January 1, 1996 have been fully, properly and accurately kept and are complete, and there are no material inaccuracies or discrepancies contained therein. The stock ledgers of the Company, as previously made available to Parent, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company. To the Company Parties' knowledge, the books and all corporate (including minute books and stock record books) and financial records of the Company as to periods prior to January 1, 1996 are substantially complete and correct in all material respects and have been maintained in accordance with applicable sound business practices, laws and other requirements.


         3.8 SUBSIDIARIES. Except as set forth on Schedule 3.8, the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or control, any other corporation, partnership, joint venture, Person or other business entity.


         3.9 FINANCIAL STATEMENTS. The Company has delivered to Parent the unaudited financial statements of the Company, consisting of balance sheets at December 31, 1995 and 1996 and November 30, 1997 and the related statements of operations, stockholders' equity and cash flows for the respective periods then ended, including the notes thereto (collectively, the "Financial Statements"), copies of which are attached to Schedule 3.9 hereto. The balance sheet of the Company dated as of November 30, 1997, included in the Financial Statements is referred to herein as the "Current Balance Sheet." The 1995 financial statements and the 1996 financial statements, other than the balance sheet at December 31, 1996, are referred to herein as the "Prior Financial Statements." The balance sheet at December 31, 1996 and the financial statements for the 11 months ended November 30, 1997 are referred to herein as the "Current Financial Statements." The Prior Financial Statements have been prepared in good faith from the books and records of the Company. The Current Financial Statements (i) were prepared from the books and records of the Company, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be expressly indicated therein or in the notes thereto) and (iii) present fairly the financial position of the Company as at the dates thereof and the results of its operations for the periods then ended (subject to normal year-end adjustments which would not in the aggregate have a Material Adverse Effect on the Company and any other adjustments expressly described therein or in the notes thereto). The balance sheets included in the Current Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto.


         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth on Schedule 3.10, since the date of the Current Balance Sheet, the Company has not (a) issued, sold, pledged, disposed of, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any shares of its capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock or any other ownership interest of the Company, (b) declared, set aside, made, or paid any dividend or other distribution payable in cash, stock, property or otherwise of or with respect to its capital stock or other securities, or reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock or other securities; (c) except for raises for non-officers in the ordinary course and consistent with past practice, paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (d) sold, leased or transferred any of its properties or assets or acquired any properties or assets other than in the ordinary course of business consistent with past practice; (e) made or obligated itself to make capital expenditures other than in the ordinary course of business consistent with past practice; (f) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (g) incurred any obligations or liabilities (including, without limitation, any indebtedness for borrowed money, issuance of any debt securities, or the assumption, guarantee, or endorsement of the obligations of any person) or entered into any transaction or series of transactions involving in excess of $15,000 individually or $50,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby; (h) suffered any theft, damage, destruction or casualty loss, whether or not covered by insurance, in excess of $15,000 individually or $50,000 in the aggregate; (i) suffered any extraordinary losses (whether or not covered by insurance); (j) waived, canceled, compromised or released any rights having a value in excess of $15,000 individually or $50,000 in the aggregate other than in the ordinary course of business consistent with past practice; (k) made or adopted any change in its accounting practice or policies; (l) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (m) entered into any transaction with any other Company Party or any Affiliate of any of the Company Parties, (n) entered into any employment agreement not terminable at will; (o) terminated, amended or modified any agreement involving an amount in excess of $15,000 individually or $50,000 in the aggregate other than in the ordinary course of business consistent with past practice; (p) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (q) delayed paying any account payable beyond 45 days following the date on which it is due and payable except to the extent being contested in good faith; (r) made or pledged any charitable contributions in excess of $1,000 individually or $5,000 in the aggregate; (s) acquired (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or made any investment either by purchase of stock or securities, contributions or property transfer of capital other than as permitted or provided in this Agreement; (t) increased or decreased prices charged to customers, except in the ordinary course of business consistent with past practice, materially increased or decreased the average monthly inventory, other than in the ordinary course of business consistent with past practice, ordered any inventory which would be inconsistent with the prior practices of such Company, taken any actions which might reasonably result in any material increase in the loss of customers; (u) entered into any other transaction or been subject to any event which has or may reasonably be expected to have a Material Adverse Effect on the Company; or (v) agreed to do or authorized any of the foregoing.


         3.11 LIABILITIES OF THE COMPANY. The Company has no liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Current Balance Sheet (including, but not limited to, amounts set forth in the Miscellaneous Accrued Expense Reserve and Accounts Payable Reserve) and not heretofore paid or discharged, (b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding) and which, in the aggregate would not have a Material Adverse Effect on the Company, (c) liabilities incurred prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon and which, in the aggregate, would not have a Material Adverse Effect on the Company. Schedule 3.11(a) lists all indebtedness owed by the Company to a bank or any other Person, including without limitation, indebtedness for borrowed money (including principal and accrued but unpaid interest) and capitalized equipment leases of the Companies. Schedule 3.11(b) lists each deposit account maintained by or for the benefit of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account.


         3.12 LITIGATION. Except as set forth on Schedule 3.12, there is no action, suit or other legal or administrative proceeding or governmental investigation pending, or, to the Company Parties' knowledge, threatened against or, anticipated or contemplated to be initiated by, the Company Parties (which, in the case of the stockholders, relate to or concern the Company or for which the Company may be responsible), or the Company's properties or assets, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the Company Parties' knowledge, there is no reasonable basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any obligations on the Company.


  3.13   ENVIRONMENTAL MATTERS.  Except as set forth in Schedule 3.13:

                  (a) The businesses of the Company have been and are operated in compliance with all Federal, state and local environmental protection, health and safety or similar laws, statutes, ordinances, restrictions, licenses, rules, regulations, permit conditions and legal requirements, including without limitation the Federal Clean Water Act ("CWA") 42 U.S.C. Section 7401 et seq., Safe Drinking Water Act, ("SDWA") 42 U.S.C. Section 300f et seq., Resource Conservation & Recovery Act ("RCRA") 42 U.S.C. Section 6901 et seq., Clean Air Act ("CAA") 42 U.S.C. Section 7401 et seq., Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") 42 U.S.C. Section 9601 et seq., Emergency Planning and Community Right to Know Act ("EPCRA") 42 U.S.C.
Section 11001 et seq., Toxic Substances Control Act ("TSCA") 15 U.S.C. Section 2601 et seq., and the Occupational Safety and Health Act ("OSHA") 29 U.S.C.
Section 655 et seq., each as amended and currently in effect (collectively, "Environmental Laws"), except where the failure to be so in compliance would not result in a Material Adverse Effect on the Company.

                  (b) The Company has not caused or allowed the generation, treatment, manufacture, processing, distribution, use, storage, discharge, release, disposal, transport or handling of any chemicals, pollutants, contaminants, wastes, solid wastes, toxic substances, hazardous substances, hazardous wastes, petroleum, petroleum products or any substance regulated under any Environmental Law ("Hazardous Substances") at any of the properties or facilities it leases or operates, except in material compliance with all Environmental Laws or except as would not result in a Material Adverse Effect on the Company, and, to the Company Parties' knowledge, no generation, manufacture, processing, distribution, use, treatment, handling, storage, discharge, release, disposal, transport or handling of any Hazardous Substances has occurred at any property or facility leased or operated by the Company except in material compliance with all Environmental Laws.

                  (c) The Company has not received any written notice from any Governmental Authority or other third party or, to the knowledge of the Company Parties, any other communication alleging or concerning any violation by the Company, or responsibility for or liability of the Company under any Environmental Law or for personal injuries and/or property damages. There are no pending, or to the knowledge of the Company Parties, threatened, claims, suits, actions, proceedings or investigations with respect to the businesses or operations of the Company alleging or concerning any violation of or responsibility for or liability under any Environmental Law or alleging personal injuries and/or property damages, nor does any Company Party have any knowledge of any fact or condition that could give rise to such a claim, suit, action, proceeding or investigation.

                  (d) The Company is in possession of and in material compliance with all applicable approvals, permits, licenses, registrations and similar type authorizations from all Governmental Authorities under all Environmental Laws with respect to the operation of the businesses of the Company; there are no pending or, to the knowledge of the Company Parties, threatened, actions, proceedings or investigations seeking to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations; and no Company Party has knowledge of any fact or condition that is reasonably likely to give rise to any action, proceeding or investigation to modify, revoke or deny renewal of any of such approvals, permits, licenses, registrations and authorizations. No notice to, approval of, or authorization or consent from any Governmental Authority is necessary for the transfer of or modification to any approval, permit, license, registration or authorization, and the consummation of the transactions contemplated by this Agreement will not violate, alter, impair or invalidate, in any respect, any approval, permit, license, registration or authorization.

                  (e) Without in any way limiting the generality of the foregoing, (i) to the knowledge of the Company Parties, none of the off-site locations where the Company has transported, released, discharged, stored, disposed or arranged for the disposal of Hazardous Substances is listed on the CERCLA Information System ("CERCLIS") or the National Priorities List ("NPL") or is the subject of pending or threatened claims, suits, actions, proceedings or investigations by any Governmental Authority or other third party, (ii) the Company does not operate any underground storage tanks, (iii) to the knowledge of the Company Parties, there is no asbestos contained in or forming part of any equipment owned or leased by the Company, or any building, building component, structure or office space leased by the Company, and (iv) no polychlorinated biphenyls ("PCBs") or PCB-containing items are used or stored at any property leased or operated by the Company.

                  (f) For the purposes of this Section 3.13, the term "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation radioactive materials, chemicals, compounds, metals, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, biomedical wastes, biological wastes, and PCBs the presence of which is regulated under Environmental Laws.

         3.14 REAL ESTATE. The Company has never owned and does not currently own any real property. Schedule 3.14 sets forth a list of all leases, licenses or similar use or occupancy agreements to which the Company is a party, which are for the use or occupancy of real estate owned by a third party ("Leases") (true and complete copies of which have previously been furnished to Parent), in each case, setting forth: (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases; and (ii) the street address or legal description of each property covered thereby (the "Leased Premises"). The Leases are in full force and effect and have not been amended except as disclosed in Schedule 3.14, and there have been no notices of default by either party to the Leases. With respect to each such Leased Premises: (i) the Company's interests in the Leased Premises are free and clear of any Liens, covenants and easements or title defects created or suffered to be created by the Company; (ii) the portions of the buildings located on the Leased Premises that are used in the business of the Company are, to the Company Parties' knowledge, each in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Company's current and reasonably anticipated normal business activities as conducted thereat; and (iii) none of the Company Parties has received notice of (A) any condemnation proceeding with respect to any portion of the Leased Premises or any access thereto and, to the knowledge of the Company Parties, no such proceeding is contemplated by any Governmental Authority; or (B) any special assessment which may affect any of the Leased Premises and, to the knowledge of the Company Parties, no such special assessment is contemplated by any Governmental Authority.


         3.15   [RESERVED]


         3.16 COMPLIANCE WITH LAWS. Except as set forth in Schedule 3.16, the Company is and has been since January 1, 1996 in substantial compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and since January 1, 1996), properties and assets (in each case owned or used by it now or since January 1, 1996), including without limitation applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended, except as would not have a Material Adverse Effect on the Company. The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or to the Company Parties' knowledge threatened. Except as set forth on Schedule 3.16, the Company is not subject to any decree or injunction to which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.


         3.17 LABOR AND EMPLOYMENT MATTERS. The Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no labor union during the 24 months prior to the date hereof organizing any employees of the Company into one or more collective bargaining units. There is not now, and there has not been during the 24 months prior to the date hereof, any actual or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company nor any agent, representative or employee thereof has committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the knowledge of the Company Parties, threatened charge or complaint against the Company by or with the National Labor Relations Board or any representative thereof. Except as set forth on Schedule 3.17, none of the Company Parties is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with the Company as a result of the transactions contemplated hereby or otherwise.

  3.18   EMPLOYEE BENEFIT PLANS.


         (a) Employee Benefit Plans. Schedule 3.18(a) contains a list setting forth each employee benefit plan or arrangement of the Company, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, if any, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of the Company participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Parent).


         (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Code; (ii) no actions, suits, claims or disputes, other than routine benefit claims, are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) except as set forth on Schedule 3.18(b), all reports, returns and similar documents required to be filed with any Governmental Authority or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred under Section 406 of ERISA or Section 4975 of the Code.


         (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter covering the Tax Reform Act of 1986 and all subsequent legislation on which a letter could, as of December 31, 1997, be issued, true and correct copies of which have been furnished to Parent, that such plans are qualified and exempt from federal income taxes; (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualifications or increase its costs; (iii) all contributions to, and payments from and with respect to such plans which may have been required to be made in accordance with such plans have been timely made; and (iv) all such contributions to the plans and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including without limitation insurance premiums) for any period ending before the Effective Date that are not yet but will be required to be made are properly accrued and reflected on the Current Balance Sheet.

         (d) Title IV Plans. The Company does not contribute, and has never contributed, to a multiemployer plan as described in Section 4001(a)(3) of ERISA or a defined benefit plan. The Company has no liability, contingent or otherwise, under Title IV of ERISA.


         (e) Welfare Plans. (i) Except as otherwise provided by Section 4980B of the Code or Sections 601 through 608 of ERISA, the Company is not obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of the Company or its predecessors after termination of employment; (ii) no violations of the notice and continuation coverage requirements of Section 4980B of the Code or Sections 601 through 608 of ERISA have occurred with respect to any Welfare Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code; and (iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan.


         (f) Controlled Group Liability. Neither the Company nor any entity that would be aggregated with the Company under Code Section 414(b), (c), (m) or (o):
(i) has ever terminated or withdrawn from an employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due
(iv) is subject to (or expected to be subject) an excise tax under Code Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code
Section 4980B or Section 601 through 608 of ERISA.


         (g) Other Liabilities. Except as set forth on Schedule 3.18(g), (i) neither the Employee Benefit Plans nor the Company is obligated to pay separation, severance, termination or similar benefits or to vest any person in whole or in part solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Effective Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of the Company as of the Effective Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of the Company.


         3.19     [RESERVED]

         3.20 INSURANCE. The Company is covered by policies of insurance covering its properties, assets and businesses in coverage amounts set forth on
Schedule 3.19 (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. Prior to the Effective Time, each of the Insurance Policies will be in full force and effect. The Company has complied with the provisions of such Insurance Policies. A complete and correct list of all Insurance Policies and all amendments and riders thereto is set forth on Schedule 3.19. There is no pending claim under any of the Insurance Policies for an amount in excess of $10,000 individually or $50,000 in the aggregate that relates to loss or damage to the properties, assets or business of the Company. The Company has not failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve its rights thereunder.


         3.21 RECEIVABLES. All of the Receivables, net of any allowance for doubtful accounts reflected in the Current Balance Sheet, are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Company. To the best of the Company Parties' knowledge, all of the Receivables reflected in the Current Balance Sheet are collectible in accordance with the terms of such receivables, without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet. For purposes of this Agreement, the term "Receivables" means all receivables of the Company, including without limitation, trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable, whether or not billed.


         3.22 LICENSES AND PERMITS. The Company possesses all licenses and governmental or official approvals, permits or authorizations (collectively, the "Permits") required for the conduct of its business and operations, and Schedule
3.22 sets forth a true, complete and accurate list of all such Permits. All such Permits are valid and in full force and effect, the Company is in compliance with the respective requirements thereof, no proceeding is pending or, to the Company Parties' knowledge, threatened to revoke or amend any of them, and none of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such of the preceding which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or on the ability of the parties to consummate the transactions contemplated herein.


         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. Except as set forth on Schedule 3.23, the assets and properties currently owned and operated by the Company constitute, in the aggregate, all of the assets and properties used in the conduct of the business of the Company in the manner in which and to the extent to which such business is currently being conducted. Since June 1, 1997, the Company has not received any notice from any current supplier of items essential to the conduct of its business that such supplier intends to terminate or materially alter a business relationship with the Company for any reason, involving an amount in excess of $50,000, and to the Company Parties' knowledge, no such supplier intends to terminate or materially alter any such business relationship with the Company. Since June 1, 1997, the Company has not received any notice from any customer that such customer intends to discontinue purchases of products or services from the Company, and to the Company Parties' knowledge no such customer intends to discontinue or cancel purchases or orders, involving in each case amounts in excess of $50,000. No Company Party has any direct or indirect interest in any customer, supplier or competitor of the Company or in any Person from whom or to whom the Company leases real or personal property. Except as set forth in Schedule 3.23, no officer, director, stockholder, or partner of the Company, nor any Person related by blood or marriage to any such person, nor any entity in which any such Person owns any beneficial interest, is a party to any Contract or transaction with the Company or has any interest in any property used by the Company.


         3.24 INTELLECTUAL PROPERTY. Except as set forth in Schedule 3.24, the Company has full legal right, title and interest in and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). Schedule 3.24 sets forth a true and correct list of all Intellectual Property of the Company. To the Company Parties' knowledge, the Company owns or possesses adequate rights to use all Intellectual Property reasonably necessary to the conduct of the business of the Company as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property does not infringe or misappropriate any rights held or asserted by any Person. To the Company Parties' knowledge, no Person is infringing on the Intellectual Property, and no payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the Company Parties' knowledge, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.



         3.25 CONTRACTS. Schedule 3.25 sets forth a list of (x) each Contract to which the Company is a party or by which it or its properties and assets are bound and which is material to any of its businesses, assets, properties or prospects and (y) each Contract pursuant to which the Company conducts clinical trials involving an amount in excess of $50,000 (collectively, the "Material Contracts"), including all contracts since January 1, 1996 with customers for the provision of products or services by the Company. The copy of each Material Contract furnished to Parent is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Company Parties have not violated any of the terms or conditions of any Material Contract which would permit termination or material modification of any Material Contract. All of the covenants to be performed by the Company Parties and, to the knowledge of the Company Parties, any other party thereto, have been fully performed in all material respects, and the Company Parties have received no notices for breach or indemnification or notice of default or termination under any Material Contract by or against the Company Parties or to the knowledge of the Company Parties, any other party thereto. To the knowledge of the Company Parties, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company under any Material Contract, and to the knowledge of the Company Parties no such event has occurred which constitutes or would constitute a default by any other party. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this Section 3.25, Material Contracts shall include, without limitation, formal or informal, written or oral (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same, which exceed $10,000 individually or $50,000 in the aggregate; (b) contracts obligating the Company to provide products or services for a period of one year or more; (c) leases of real property; (d) leases of personal property which individually or in the aggregate provide for total payments in excess of $10,000 (other than those which individually provide for annual payments of less than $25,000 and which are cancelable without penalty on notice of sixty (60) days or less); (e) agreements providing for an independent contractor's services, or letters of intent with respect to same; (f) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of the Company; (g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets of know how, or other agreements regarding proprietary rights or Intellectual Property; (h) any contract relating to pending capital expenditures by the Company; (i) contracts obligating the Company to purchase supplies, equipment, media and media related services of any kind, not cancelable without penalty on notice of thirty (30) days or less; (j) any non-competition agreements restricting the Company in any manner; and (k) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules hereto.


         3.26 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein not misleading. The Company Parties have provided Parent with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.


         3.27 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Stockholders represents and warrants that the Parent Shares being acquired hereunder will be acquired for his own account and without a view for distribution or resale and that no Stockholder has any contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Parent Shares or any portion thereof to any Person. Each of the Stockholders has had the opportunity to discuss the transactions contemplated hereby with Parent and has had the opportunity to obtain such information pertaining to Parent as has been requested, including but not limited to filings made by Parent with the SEC under the Exchange

Act. Except as set forth in Schedule 3.27, each of the Stockholders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that it is capable of evaluating the merits and risks of an investment in the Parent Shares. Each of the Stockholders hereby represents that it can bear the economic risk of losing its investment in the Parent Shares and has adequate means for providing for its current financial needs and contingencies


         3.28 NO COMMISSIONS. Neither the Company nor the Stockholders have incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


         3.29 CERTAIN ACCOUNTING MATTERS. Neither the Company nor any of the Stockholders, nor any of their Affiliates, has taken or agreed to take any action described in the form of letter addressed to Arthur Andersen, LLP attached hereto as Schedule 3.29 that (without regard to any action taken or agreed to be taken by Parent or any of its Affiliates) would prevent Parent from accounting for the Merger contemplated hereby as a pooling of interests business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.


         3.30 ABSENCE OF SENSITIVE PAYMENTS. Neither the Company nor any of the Stockholders has made or maintained (a) any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States or any state thereof, or any other jurisdiction (foreign or domestic); or (b) any contribution, or reimbursement of any political gift or contribution made by any other Person, to candidates for public office, whether federal, state, local or foreign, where such contributions by the Company or any of the Stockholders were or would be a violation of applicable law.


         3.31 HART-SCOTT. Within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable regulations thereunder, 16 C.F.R. Parts 801-803 (collectively, "Hart-Scott"):


                  (a) None of the Persons within which the Company is included, including its ultimate parent entity and all entities such ultimate parent entity controls directly or indirectly, (i) is engaged in manufacturing; or (ii) has total assets of $10 million or more; or
          (iii) has annual net sales of $100 million or more;


                  (b) No Person acquiring Parent's voting securities in the transactions contemplated by this Agreement will hold, as a result of such acquisition, more than $15 million of Parent's voting securities; and

                  (c) No Hart-Scott filing is required in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV.

             CONDUCT OF BUSINESS AND PROPERTIES PENDING THE CLOSING

         4.1 CONDUCT OF BUSINESS AND PROPERTIES BY THE COMPANY PENDING THE CLOSING. The Company Parties, jointly and severally, covenant and agree that, between the date of this Agreement and the Effective Time, the business of the Company and ownership and operation of its assets and properties shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice. Each of the Company Parties shall use its or his reasonable best efforts to preserve intact the Company's business organizations, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or agree to do any of the following without the prior written consent of Parent:


         (a) amend or otherwise change its Certificate of Incorporation, Bylaws, or equivalent organizational documents;


         (b) issue, sell, pledge, dispose of, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it, or (ii) any of its assets, tangible or intangible, except, in the case of (ii), in the ordinary course of business consistent with past practice;


         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;


         (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;


         (e) (i) acquire (including, without limitation, for cash or shares of stock or partnership interests, by merger, consolidation or acquisition of stock or assets) any interest in any corporation, partnership, Person or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances except in the ordinary course of business in amounts not to exceed $10,000 in the aggregate other than the Affiliate loan described in
Section 7.7, or (iii) modify, terminate, or enter into any Contract other than as provided herein or in the ordinary course of business, consistent with past practice;


         (f) except as permitted by the provisions of Section 3.10(c), increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;


         (g) take any action with respect to accounting policies or procedures other than in the ordinary course of business and in a manner consistent with past practices;


         (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date thereof in the ordinary course of business and consistent with past practice;


         (i) enter into any transaction with any Stockholder or Affiliate thereof; or


         (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect in any material respect.

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.


         5.2 COMPLIANCE WITH COVENANTS. The Stockholders shall cause the Company to comply with all of the covenants of the Company under this Agreement.


         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation of the Audited Financial Statements and the preparation and filing of all other forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation in connection with the transactions contemplated by this Agreement and to use its respective reasonable best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.


         5.4 APPLICATIONS AND OTHER ACTIONS. Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with the Company as are necessary for the consummation of the transactions contemplated hereby. Each of the parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.


         5.5 ACCESS TO INFORMATION. From the date hereof to the Effective Time, the Company shall, and shall cause its directors, officers, employees, auditors, counsel and agents to, afford Parent and Parent's officers, employees, auditors, counsel and agents reasonable access, during regular business hours and upon reasonable advance notice, to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Parent shall affect any representation or warranty in this Agreement. Following the Effective Time, the Stockholders shall have reasonable access to the Company's tax records to prepare their own tax return.
                                       24

         5.6 NOTIFICATION OF CERTAIN MATTERS. From the date hereof to the Effective Time, each of the parties to this Agreement shall give prompt notice to the other parties of the occurrence or non-occurrence of any event which would likely cause any representation or warranty made by such party herein to be untrue or inaccurate or any covenant, condition or agreement contained herein not to be complied with or satisfied (provided, however, that, any such disclosure shall not in any way be deemed to amend, modify or in any way affect the representations, warranties and covenants made by any party in or pursuant to this Agreement).


         5.7 TAX AND ACCOUNTING TREATMENT. Parent and the Company Parties shall use their respective best efforts to cause the transactions contemplated hereby to qualify as a reorganization under the provisions of Section 368(a) of the Code. All parties hereto agree to file the Plan of Merger with their respective federal income tax returns for the year in which the Merger is effective, and to comply with the reporting requirements of Treasury Regulation Section 1.368-3. In addition, Parent, Parent's affiliates and the Stockholders will not take any action after the date hereof to cause the Merger contemplated hereby not to be accountable as a pooling of interests business combination or as a tax-free reorganization, as set forth in the forms of letters attached hereto as Schedules 2.12 and 3.29, respectively.


         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of the other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other party hereto; provided, that any information that is otherwise publicly available, without breach of this provision, or has been obtained from a third party, shall not be deemed confidential information. Any press releases or any other public announcements concerning this Agreement or the transactions contemplated hereby shall be approved by both Parent and the Company; provided, however, that if any party reasonably believes that it has a legal obligation to make a press release and the consent of the other party cannot be obtained, then the release may be made without such approval. Prior to such time, the parties shall not make any public disclosure regarding the Agreement or the transactions contemplated hereby.


         5.9 NO OTHER DISCUSSIONS. The Company Parties and their Affiliates will not directly or indirectly, through any officer, director, employee, affiliate or agent or otherwise, take any action to solicit, initiate, seek, entertain, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any third party regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company, including the grant of any license to any Intellectual Property of the Company other than licenses in the ordinary course of business related to the sale of the Company's products. The Company agrees that any such negotiations (other than negotiations with Parent) in progress as of the date hereof will be suspended and that the Company will not accept or enter into any agreement, arrangement or understanding regarding any such third party acquisition transaction prior to the termination hereof.


         If the Company or any of its officers, directors, employees, affiliates or agents receives any proposal for, any third party acquisition transaction involving the Company, or any request for nonpublic information in connection with any such proposal, the Company will immediately notify Parent, describing in detail the identity of the Person making such proposal and the terms and conditions of such proposal.


         5.10 RESTRICTIVE COVENANTS. In order to assure that Parent will realize the benefits of the transactions contemplated hereby, each of the Stockholders, severally and not jointly, agrees with Parent that he or it will not, during the period commencing on the Closing Date and ending on the later of (a) four (4) years after the Closing Date and (b) two (2) years after the termination of such Stockholder's employment with the Surviving Corporation or Parent or any Affiliate of Parent:


              (w) Directly or indirectly, in any territory in which the Surviving Corporation, Parent or any Affiliate of Parent does business and/or markets its products and services, engage in activities competitive with, or render services to any firm or business engaged or about to become engaged in, the Business of the Surviving Corporation, Parent or any Affiliate of Parent. The Business of the Surviving Corporation, Parent or any Affiliate of Parent includes, but is not limited to, all those products and services that are presently or hereafter marketed by the Surviving Corporation, Parent or any Affiliate of Parent, or that are in the development stage on the Closing Date or at the time of termination of the Stockholder's employment and are actually marketed by the Surviving Corporation, Parent or any Affiliate of Parent thereafter, as well as, the following businesses: (i) clinical trials, healthcare or related consumer surveys, medical research and contract research business; (ii) the third party prescription drug claims processing business;
(iii) the organization and administration of retail pharmacy networks; (iv) the design, development or marketing of or consulting as to, prescription drug benefit plans; (v) the provision of mail service pharmacy; (vi) the collection, analysis and/or sale of data relating to prescription drug utilization; (vii) formulary management and rebate administration services; (viii) disease state management, case management or demand management services; and (ix) any other business in which the Surviving Corporation, Parent or any Affiliate of Parent is then engaged, provided, however, that the restrictions set forth in this
Section 5.10(w) shall not prevent the Permitted Activities by Walter Stewart, Ph.D., M.P.H. and Richard B. Lipton, M.D. Permitted Activities shall mean the following:

                (i)     engaging in the practice of medicine;

                (ii) participating in academic, medical, epidemiological or other scientific research at a medical school, teaching hospital or other academic institution or other hospital or medical facility affiliated, allied or associated with a medical school, and discussing or publishing, alone or together with others, the results of such research;

                (iii) participating in lecture programs, teaching courses and advisory or consulting panels or otherwise providing general advice or consulting services;

                (iv) providing any of the activities described in this Section for any not-for-profit institution or entity or for any institution or entity (whether or not such institution or entity is not-for-profit) if the Stockholder does not receive any material compensation for providing such services; provided that such activities, if engaged in during the employment period
                        (A) do not consume more than 20% of the employment time of the Stockholder (determined on an annual basis); and
                        (B) shall be, in Stockholder's good faith judgment, undertaken to maintain or enhance Stockholder's reputation in the academic and professional community.

         Stockholder further represents and agrees that he will not at any time, through his involvement in Permitted Activities or otherwise, usurp any business opportunity of the Company or Parent which the Company or Parent could otherwise reasonably be expected to obtain; provided, however, that nothing in this Agreement shall prevent a Stockholder from holding less than 2% of the aggregate outstanding shares of a class of equity securities publicly traded on a national securities exchange or quotation system of any business or enterprise, whether or not such business or enterprise competes with the business of Parent.

         (x) use, in any way, or disclose any of the Company's, Surviving Corporation's, Parent's or any Affiliate of Parent's existing or contemplated services, products, trade secrets, ideas, know how, research and development, formulas, models, compilations, processes, computer code generated or developed, software or programs and related documentation, business and financial methods or practices, plans, pricing, operating margins, marketing, merchandising and selling techniques and information, customer lists, details of customer agreements, sources of supply, employee compensation and benefit plans, patient records and data, or any other confidential information relating to the Surviving Corporation's, Parent's or any Affiliate of Parent's policy, operating strategy, expansion strategy or business strategy (all of such information herein referred to as the "Confidential Information"), directly or indirectly, either during the term of his employment or at anytime thereafter, except as required in the course of his employment;

         (y) take with him, but shall leave with the Surviving Corporation, Parent or Affiliate of Parent, all such computer code, programs, files, records, documents, information, data and similar items and documentation relating to the business of the Surviving Corporation, Parent or Affiliate of Parent (including copies thereof); or

         (z) directly or indirectly, whether as principal, agent, officer, employee, investor, consultant, stockholder or otherwise, alone or in association with any other person:

                  (i) induce or attempt to influence, directly or indirectly, any employee of the Surviving Corporation, Parent or any Affiliate of Parent to terminate his or her employment with the Surviving Corporation, Parent or any Affiliate of Parent;

                  (ii) disparage the good name or reputation of the Surviving Corporation, Parent or any Affiliate of Parent, or business of the Surviving Corporation, Parent or any Affiliate of Parent or engage in any conduct that brings the Surviving Corporation, Parent or any Affiliate of Parent or the Surviving Corporation's, Parent's or any Affiliate of Parent's business into public ridicule or disrepute; or

                  (iii) except for Permitted Activities, solicit, induce or encourage any customer, prospective customer, consultant, independent contractor or supplier of the Surviving Corporation, Parent or any Affiliate of Parent for the purpose of offering products or services that, directly or indirectly, compete or interfere with the Business of the Surviving Corporation, Parent or any Affiliate of Parent. For purposes of this section, "prospective customer" shall mean any party who has had contact with the Surviving Corporation, Parent or any Affiliate of Parent within the six-month period immediately preceding the Closing Date or termination of employment, whichever is later; provided, however, that to the extent the provisions set forth in this
         Section 5.10 conflict with provisions regarding the same subject matter in an employment agreement between a Stockholder and the Surviving Corporation or Parent or any affiliate of Parent, the provisions set forth in such employment agreement shall govern.

         5.11 TRADING IN PARENT COMMON STOCK. Except as otherwise expressly consented to by Parent in writing, (a) from the date of this Agreement until such time as Parent publishes financial results covering at least 30 days of combined operations of Parent and the Company, the Company, the Stockholders, any other Company stockholders, nor any of their Affiliates will, directly or indirectly, purchase or sell (including short sales) any shares of Parent Common Stock in any transactions effected on Nasdaq or otherwise, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to or in any other manner reduce their investment risk with respect to any shares of Parent Common Stock received or to be received pursuant to this Agreement, and
(b) for a period of six months from the time Parent publishes financial results covering at least 30 days of combined operations of Parent and the Company, the Stockholders, any other Company stockholders, and their Affiliates will not directly or indirectly sell or purchase or enter into any agreement, contract or arrangement to sell or purchase any put or call options or short sales with respect to Parent Common Stock; provided, however, that the foregoing shall not prohibit the Stockholders and their Affiliates from making outright, unhedged sales or purchases of Parent Common Stock after Parent publishes financial results covering 30 days of combined operations of Parent and the Company.


         5.12 EMPLOYMENT AGREEMENTS. The Company, and each of Stewart and Lipton shall enter into employment agreements in the forms attached hereto as Schedule 5.12A and Schedule 5.12B, respectively.

         5.13 OPTIONS. On or prior to the Effective Time, the Parent shall grant incentive stock options as follows: Lipton, 68,500; Stewart, 68,500; Josh Liberman, 15,000; Robert Cox, 15,000; and a pool of 28,000 for certain other employees of the Company.


         5.14 STOCKHOLDER AND DIRECTOR VOTE. Each of the Stockholders, in executing this Agreement, consents as a director and stockholder (as applicable) of the Company to the transactions contemplated hereby, and waives notice of any meeting in connection therewith.


         5.15 AUDITED FINANCIAL STATEMENTS. The Stockholders acknowledge and agree that Parent has engaged Arthur Andersen LLP to complete an audit and prepare audited financial statements for the Company for the 11 months ended November 30, 1997 as soon as practicable (the "Audited Financial Statements"). The parties agree to use their respective reasonable best efforts to enable Arthur Andersen LLP to complete the Audited Financial Statements by February 9, 1998. The Audited Financial Statements shall be prepared to comply with all laws and regulations of the SEC that require Parent to comply with SEC consolidated financial statements requirements to register under the Securities Act, and for reporting under the Exchange Act.


         5.16 PAYOFF AND ESTOPPEL LETTERS. Prior to Closing, the Stockholders and the Company shall request payoff and estoppel letters with respect to such indebtedness of the Company and the Stockholders as Parent may request, which letters shall contain payoff amounts, per diems, wire transfer instructions and an agreement to deliver, upon full payment, UCC-3 termination statements, satisfaction of mortgage or other appropriate releases and any original promissory notes or other evidences of indebtedness marked canceled.


         5.17 TAX MATTERS.

                  (a) Stockholder Returns. The Stockholders of the Company shall duly prepare, or cause to be prepared, and the Company shall file, or cause to be filed, on a timely basis all Tax Returns of the Company for any period ending on or before the Closing Date. Each Stockholder must obtain Parent's approval before filing such Company Tax Returns for any period ending on or before the Closing Date, which approval shall not be unreasonably withheld. The Company shall file amended Tax Returns with respect to periods ending on or before the Closing Date only as agreed by the Parent and the Stockholder Representative.

                  (b) Parent Returns. Parent shall duly prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis all Tax Returns of the Company for any tax period which ends after the Closing Date, including but not limited to any Straddle Periods. Any such Tax Returns with respect to the Straddle Periods shall, insofar as they relate to the Company, be on a basis consistent with previous Tax Returns filed in respect of the Company, unless Parent concludes that there is no reasonable basis for such position.

                  (c) Tax Cooperation. The Stockholders and Parent shall provide the other party with such forms, information and records and make such of its officers, directors, employees and agents available as may be reasonably requested by such other party in connection with the preparation of any Tax Return or any audit or other proceeding, including any ruling request, that relates to the Company.


         5.18 Post-Closing Matters.


                  (a) Ratification of Escrow Agreement. The Stockholders shall use their best efforts to obtain, as soon as practicable after the date hereof, written ratification of the Escrow Agreement by each of the other stockholders of the Company in the form attached hereto as Schedule 5.18(A).


                  (b) Execution of Letter Agreement Regarding Taxes. Each of the Company, Stewart, Lipton and Bell shall use their best efforts to obtain, as soon as practicable after the date hereof, from each of the other Stockholders an executed counterpart of the letter agreement, dated as of the date hereof, regarding certain Tax matters of the Company in the form attached hereto as
Schedule 5.18(B).

                                   ARTICLE VI.

              CONDITIONS TO THE OBLIGATIONS OF THE PARENT COMPANIES

         The obligations of the Parent Companies to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Parent
Companies:


         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company Parties contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (a) for changes specifically permitted by this Agreement and
(b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Company Parties shall have performed or complied with in all material respects all of their obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Company Parties shall have delivered to Parent a certificate, dated as of the Closing Date (which in the case of the Company shall be duly signed by the Company's Chief Executive Officer and principal accounting officer), certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been performed and complied with in all material respects.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between November 30, 1997 and the Closing Date, (a) there shall have been no Material Adverse Change to the Company, (b) the financial position and results of operations of the Company as presented in the Audited Financial Statements shall be consistent in all material respects with the financial position and results of operations as presented in the Company's financial statements for the 11 months ended November 30, 1997, (c) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Company and (d) none of the assets of the Company shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage), which damages may have a Material Adverse Effect on the Company, or have become the subject of a condemnation proceeding, and the Company Parties shall have delivered to Parent a certificate, dated as of the Closing Date, to that effect.


         6.3 CORPORATE CERTIFICATE. The Stockholders shall have delivered to the Parent Companies (i) copies of the organizational documents of the Company as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and stockholders of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of Maryland and each other state in which it is qualified to do business as of a recent date, certified in each case as of the Effective Time by the Secretary of the Company as being true, correct and complete.


         6.4 OPINION OF COUNSEL. Parent shall have received an opinion dated as of the Closing Date from counsel for the Company Parties in form and substance reasonably acceptable to Parent, addressing such matters as set forth on
Schedule 6.4.


         6.5 CONSENTS. The Company Parties shall have received and furnished to Parent consents to the Merger contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of the Company Parties from any Person from whom such consent or waiver is required under any Material Contract on or prior to the Closing and effective through and including the Closing Date, or who as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.


         6.6 SECURITIES LAWS. Parent shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Parent Shares in connection with the transactions contemplated hereby.


         6.7 POOLING LETTERS. Parent and the Company shall have received from Arthur Andersen LLP a letter, dated on or prior to the date hereof and updated as of the Effective Time confirming that to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Company which would, and the ownership structure and attributes of the Company would not, prescribe the Merger contemplated hereby, if consummated, from being accounted for as a pooling of interests business combination. Parent and the Company shall have received from Arthur Andersen LLP, a letter, dated on or prior to the date hereof and updated as of the Effective Time, confirming that the Merger contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.


         6.8 AFFILIATE LETTERS. At or prior to the Closing, the Stockholders shall have delivered to Parent a letter agreement containing representations relating to "pooling of interests" criteria and criteria relating to the tax free treatment of the Merger, in the form attached to Schedule 6.8.


         6.9 [RESERVED.]


         6.10 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or other transactions contemplated hereby, and which, in the reasonable judgment of Parent, makes it inadvisable to proceed with the transactions contemplated hereby.


         6.11 EMPLOYMENT AGREEMENTS. At or prior to the Closing, each of Stewart and Lipton shall have entered into an employment agreement with the Company, in the forms attached hereto as Schedule 5.12A and Schedule 5.12B, respectively.


         6.12 LIABILITIES. Prior to the Closing, the Company shall have obtained full satisfactions or releases of all obligations and liabilities due to or on behalf of any Affiliate of the Company Parties other than the obligations and liabilities referred to in Section 7.7 hereof.


         6.13 LIENS. The shares of capital stock of the Company held by the stockholders shall be free and clear of any Liens.


         6.14 LETTERS OF RESIGNATION; RELEASES. The Stockholders shall have delivered letters of resignation and general releases from such of the Company's directors, officers and employees as Parent shall have requested, including without limitation, modifications relating to the employment agreements and arrangements between the Company and the Stockholders and any stockholder or other agreements among the Stockholders relating to their relationship as stockholders of the Company as described on Schedule 6.14.

         6.15 AUDITED FINANCIAL STATEMENTS. The Audited Financial Statements shall have been delivered to Parent.


         6.16 PAYMENT OF EXPENSES. The Stockholders shall have reimbursed the Company for any Transaction Fees in excess of $128,000 as required pursuant to
Section 13.3 hereof.

                                  ARTICLE VII.

                        CONDITIONS TO THE OBLIGATIONS OF

                               THE COMPANY PARTIES

     The obligations of the Company Parties to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company Parties.


         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Parent Companies contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time with the same force and effect as though made at and as of that time except (a) for changes specifically permitted by or disclosed pursuant to this Agreement and (b) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. The Parent Companies shall have performed and complied with in all material respects all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Parent Companies shall each have delivered to the Company a certificate, dated as of the Effective Time, and signed by an executive officer, certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been performed and complied with in all material respects.


         7.2 PARENT SHARES. At the Closing, Parent shall have (a) issued all of the Parent Shares and shall have delivered to the Stockholders (i) certificates representing the Parent Shares issued to them hereunder, other than the Escrow Assets, and (ii) copies of certificates representing the Escrow Assets issued to the Stockholders, and (b) granted all of the Parent Options and shall deliver promptly after the Closing to the appropriate option holders certificates representing the Parent Options granted to them hereunder.


         7.3 NO ADVERSE LITIGATION OR LEGISLATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Merger or other transactions contemplated hereby, and which, in the reasonable judgment of the Company Parties, makes it inadvisable to proceed with the transactions contemplated hereby. There shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of the Parent.


         7.4 EMPLOYMENT AGREEMENTS. At or prior to the Closing, each of Stewart and Lipton shall have entered into an employment agreement with the Company, in the forms attached hereto as Schedule 5.12A and Schedule 5.12B, respectively.


         7.5 NO MATERIAL ADVERSE CHANGE. Between September 30, 1997 and the Closing Date, there shall have been no Material Adverse Change to Parent.


         7.6 OPINION OF PARENT COUNSEL. The Company shall have received an opinion dated as of the Closing Date from counsel to the Parent in form and substance reasonably acceptable to the Stockholders, addressing such matters as set forth on Schedule 7.6.


         7.7 LOANS TO AFFILIATES. At or prior to the Closing, Parent shall have satisfied, or caused to be satisfied, those obligations of the Company described in Schedule 7.7; provided that such obligations shall not exceed $825,000 in the aggregate.


         7.8 POOLING LETTERS. Parent and the Company shall have received from Arthur Andersen LLP a letter, dated on or prior to the date hereof and updated as of the Effective Time confirming that to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Company which would, and the ownership structure and attributes of the Company would not, prescribe the Merger contemplated hereby, if consummated, from being accounted for as a pooling of interests business combination. Parent and the Company shall have received from Arthur Andersen LLP, a letter, dated on or prior to the date hereof and updated as of the Effective Time, confirming that the Merger contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.


         7.9 COMPANY LETTER. At or prior to the Closing, the Stockholders shall have received from the Parent a letter agreement containing representations relating to "pooling of interests" criteria and criteria relating to the tax-free treatment of the Merger, in the form attached as Schedule 2.12.

                                  ARTICLE VIII.

                               REGISTRATION RIGHTS

The stockholders shall have the following registration rights with respect to the Parent Shares issued to them hereunder.
                                       34

         8.1 REGISTRATION RIGHTS FOR PARENT SHARES; FILING OF REGISTRATION STATEMENT. Parent will utilize its reasonable best efforts to cause, as soon as practicable following the Closing Date and prior to or concurrent with the release of Parent's financials for the fiscal year ending March 31, 1998, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Parent Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article VIII, a person is deemed to be a "Holder" of Parent Shares whenever such person is the record owner of Parent Shares. Parent will use its reasonable best efforts to have the Registration Statement become effective and cause the Parent Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder (collectively, "Blue Sky Qualifications") reasonably requests as soon as reasonably practicable following the Closing Date, provided, however, that Parent shall not be required to qualify to do business in any state or to consent to be subject to general service of process in any state where it is not otherwise required to be so qualified or subject. Parent shall use its reasonable best efforts to list the Parent Shares on a national securities exchange or have them designated as national market securities by the National Association of Securities Dealers, Inc. ("NASD"). The registration pursuant to this Section 8.1 shall be effected by the filing of a registration statement on Form S-3, unless the use of a different form has been agreed to in writing by the Stockholders.


         8.2 [RESERVED.]


         8.3 EXPENSES OF REGISTRATION. Parent shall pay all expenses incurred by Parent under this Article VIII in connection with the registration, Blue Sky Qualifications or other qualification and/or exemption of the Parent Shares, including any SEC registration, Blue Sky Qualifications and filing fees, printing expenses, fees and disbursements of Parent's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Parent in connection with such registration or Blue Sky Qualifications, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Parent shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Parent Shares.


         8.4 FURNISHING OF DOCUMENTS. Parent shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Parent Shares.


         8.5 AMENDMENTS AND SUPPLEMENTS. Parent shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Parent Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading. Parent shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any order suspending the effectiveness of the Registration Statement or the Blue Sky Qualifications or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.


         8.6 DURATION. Parent shall maintain the effectiveness of the Registration Statement and the Blue Sky Qualifications until the earlier of (i) the second anniversary of the Closing Date or (ii) the sale of all of the Parent Shares then owned by the Holders. Parent's obligations contained in Sections 8.1, 8.4 and 8.5 shall terminate on the second anniversary of the Closing Date.


         8.7 FURTHER INFORMATION. If Parent Shares owned by a Holder are included in any registration, such Holder shall furnish Parent such information regarding itself as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.


         8.8 INDEMNIFICATION FOR SECURITIES MATTERS.


         (a) Parent will indemnify and hold harmless the Holders and each Person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, claims, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Parent will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.


         (b) Each of the Holders will indemnify and hold harmless Parent and each Person, if any, who controls Parent within the meaning of the Securities Act, from and against any and all losses, claims, damages, liabilities, costs and expenses to which Parent or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.


         (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8.8 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.


         (d) In the event any of the Parent Shares are sold by any Holder or Holders in an underwritten public offering consented to by Parent, Parent shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Parent shall not be required to consent to any such underwriting or to provide such indemnification in respect to the matters described in the proviso to the first sentence of Section 8.8(a).

                                   ARTICLE IX.

                                 INDEMNIFICATION

         9.1 AGREEMENT BY THE STOCKHOLDERS FOR INDEMNIFICATION. The Stockholders (collectively, the "Indemnifying Party") agree to indemnify and hold Parent and its stockholders, directors, officers, employees, attorneys, agents and Affiliates (collectively, the "Indemnified Party") harmless from and against, and the Indemnified Party shall be entitled to recover by set off against the Escrow Assets in accordance with Section 9.4, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Indemnified Party (collectively, "Losses") arising out of, relating to, or resulting from (i) any breach of a representation or warranty made by the Company Parties in this Agreement or pursuant to any certificate, instrument or other document delivered by the Company Parties in connection with the Closing to Parent or Merger Sub under this Agreement (it being understood that solely for purposes of this Article IX, including, without limitation, the determination of whether there has been an inaccuracy in any representation or warranty or the calculation of Indemnifiable Damages, and notwithstanding anything to the contrary in this Agreement, such representation or warranty shall be read as if it were not qualified by any materiality standard, including, without limitation, qualifications indicating "no material inaccuracies" or accuracy "in all material respects" or accuracy "except to the extent the inaccuracy would not have a Material Adverse Effect," or words to similar effect), (ii) any breach of the covenants or agreements made by the Company Parties in or pursuant to this Agreement, or (iii) any misrepresentation or omission in any certificate, instrument or other document delivered by the Company Parties in connection with the Closing to Parent or Merger Sub under this Agreement, (iv) the failure of any clinical trials contract of the Company entered into prior to the date hereof, including without limitation those listed on Schedule 3.25, to contain a covenant by the other party to such contract to indemnify the Company against any and all liability or damage it may suffer as the result of claims arising out of the clinical research protocol in connection with such contract (provided, however, that such contract need not indemnify the Company against any liability or damage resulting from (i) a failure to adhere to the terms of the protocol or the written instructions of the other party thereto relative to the use of the investigational drug, (ii) failure to comply with any applicable FDA or other governmental requirements or (iii) negligence or willful malfeasance by the indemnified party), but only to the extent the Losses arising under this Section 9.1(iv) exceed insurance proceeds receivable by the Company or the Parent Companies under insurance policies covering such Losses or (v) any Taxes (including any penalties and interest related to Taxes or Tax Returns) of the Company attributable to (a) the portion of a Straddle Period ending on the Closing Date (but excluding any penalties attributable to such Straddle Period Tax Returns prepared by or caused to be prepared by Parent pursuant to Section 5.17(b) hereof) or (b) any Tax period ending on or before the Closing Date (collectively, "Indemnifiable Damages"). With respect to each claim for Indemnifiable Damages, each Stockholder shall be responsible pro rata based upon his or its proportional share of the Aggregate Consideration as set forth in Section 1.3. The Indemnified Party shall not be entitled to any recovery hereunder unless and until the aggregate amount of Indemnifiable Damages shall exceed $200,000, at which time The Indemnified Party shall be entitled to recover all Indemnifiable Damages, without regard to such

$200,000 threshold or any deductible amount; provided, however, The Indemnified Party shall be entitled to recovery hereunder if and when Indemnifiable Damages resulting under clause (v) above or from a breach by the Stockholders of Section 5.17(a) exceed $50,000, which full amount shall be included in the aggregate amount of Indemnifiable Damages for purposes of meeting the $200,000 threshold without duplication. Notwithstanding anything in this Agreement to the contrary, none of the Stockholders shall be responsible for any Taxes attributable to or relating to any of the receivables of the Company at the Effective Date.

         9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company Parties in this Agreement or pursuant hereto, except for Section 3.5, shall survive for a period of one year after the Effective Time. The representations and warranties set forth in
Section 3.5 of this Agreement and the provisions of Section 9.1(iv) shall survive for a period of two (2) years after the Effective Time. The provisions set forth in Section 9.1(v) of this Agreement shall survive for the applicable statute of limitations periods. No claim for the recovery of Indemnifiable Damages may be asserted by the Indemnified Party after such representations and warranties or indemnities under Sections 9.1(iv) and 9.1(v) shall thus expire; provided, however, that claims for Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered by the Company Parties in connection with the Closing to Parent or Merger Sub under this Agreement. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement. Each of the representations and warranties of the Parent Companies shall expire one year after the Effective Time.


         9.3 METHOD OF ASSERTING CLAIMS, ETC. For purposes of this Agreement,


         (i) "Proceeding" shall mean any claim, action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Body or arbitrator;


         (ii)"Governmental body" shall mean any


                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;


                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);


                  (d) multi-national organization or body; or


                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature;


         (iii) "Third Party Claim" shall mean any Proceeding against any Indemnified Party by a Person other than an Indemnifying Party which, if prosecuted successfully, would result in a Loss for which such Indemnified Party would be entitled to indemnification hereunder; and


         (iv) "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         All claims for indemnification by any Indemnified Party hereunder shall be asserted and resolved as set forth in this Section 9.3. In the event that any written claim or demand for which an Indemnifying Party would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party in a Third Party Claim, such Indemnified Party shall promptly, but in no event more than 15 days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party and the Escrow Agent of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"), but the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defense of such Proceeding is prejudiced by the Indemnifying Party's failure to give such notice. The Indemnifying Party shall have 90 days from the personal delivery or other giving of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it elects to defend the Indemnified Party against such claim or demand. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such expenses shall be a liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 9.1, 9.2 and 9.4 hereof. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it elects to defend the Indemnified Party against such claim or demand and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings with counsel satisfactory to the Indemnified Party, but subject in all cases to consultation in good faith with the Indemnified Party. If any Indemnified Party desires to participate in any such defense or settlement it may do so at its sole cost and expense, but control of such defense or settlement shall remain with the Indemnifying Party. If the Indemnifying Party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and are fully subject to the indemnification provisions of Section 9.1; (ii) no compromise or settlement of such claims may be offered or effected by the Indemnifying Party without the Indemnified Party's prior written consent unless
(A) the proposed settlement or compromise does not involve a finding or admission of any violation of Legal Requirements or any violation of the rights of any Person, (B) the proposed settlement or compromise imposes on the Indemnified Parties only monetary payment obligations less than the amount of the Escrow Assets then remaining in the Escrow Account, (C) there would be no indemnifiable Loss incurred by any Indemnified Party not paid or fully indemnified by the Indemnifying Party or any imposition of a consent order, obligation, agreement, injunction or decree which in the reasonable judgment of the Indemnified Party would restrict or competitively disadvantage the future activity or conduct of the Indemnified Party or any subsidiary or Affiliate thereof, (D) the proposed settlement or compromise includes a full release of the Indemnified Party and all subsidiaries and Affiliates thereof in respect of all indemnifiable Losses resulting therefrom, related thereto or arising therefrom, and (E) such settlement or compromise would not result in a waiver or other release of rights or defenses of the Indemnified Party in respect of matters not related thereto or arising therefrom; and (iii) the Indemnified Party will incur no liability not fully indemnified by the Indemnifying Party with respect to any compromise or settlement of such claims effected without its consent. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 9.1, 9.2 and
9.4 hereof. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will cooperate in such defense, including giving to the Indemnifying Party and its counsel access to, during normal business hours and upon prior written notice from the Indemnifying Party, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use commercially reasonable efforts in the defense of all such claims.


         If a claim for indemnification by any Indemnified Party hereunder shall be asserted in respect of any claim other than a Third Party Claim, the Indemnified Party shall deliver a written notice of such claim to the Indemnifying Party requesting indemnification and specifying the basis on which indemnification is sought and the amount of the asserted Losses. In the case of such indemnification claim involving a matter other than a Third Party Claim, the Indemnifying Party shall have 60 days to object to such indemnification claim by delivery of a written notice of objection to the Indemnified Party specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of such indemnification claim by the Indemnifying Party, and the indemnification claim shall be paid in accordance with the last sentence of this Section 9.3. Upon any final determination of the amount of an indemnification claim under this Section 9.3, whether by agreement between the Indemnifying Party and the Indemnified Party or by an arbitration award or by any other compromise, settlement or final adjudication, the Indemnifying Party shall pay the amount of such indemnification claim within ten days of the date such amount is determined.


         9.4 LIMITATION ON LIABILITY. The indemnification provided in this
Article IX shall be the sole and exclusive remedy of any Indemnified Party following the Closing for (i) any breach of any representation or warranty made by the Company Parties in this Agreement, (ii) any breach of the covenants or agreements made by the Company Parties in this Agreement which do not require performance after the Effective Time, (iii) any misrepresentation in or omission from any certificate, instrument or other document delivered by the Company Parties in connection with the Closing to Parent or Merger Sub under this Agreement, and with respect to any other Losses that arise in connection with this Agreement or with respect to which indemnification is provided in this
Article IX. The sole recourse of the Indemnified Parties against the Indemnifying Party pursuant to this Article IX (other than with respect to breaches of the representations set forth in Section 3.5 and the Stockholder's covenants set forth in Section 5.17(a) and the express indemnification set forth in Sections 9.1(iv) and (v)) shall be to obtain indemnification payments out of the Escrow Assets held by the Escrow Agent pursuant to Section 1.8 hereof, and the obligation of the Indemnifying Party to provide indemnification under this
Article IX shall be limited to making payments out of the Escrow Assets and such payments shall in no event exceed the amount of the Escrow Assets held by the Escrow Agent in the Escrow Account under the Escrow Agreement. The amount of any indemnification shall be net of any net Tax benefit actually received. Any indemnification shall be deemed an adjustment to the stock purchase price of the Company.


         9.5 LIMITED RECOURSE ON CERTAIN MATTERS. If the Escrow Assets are insufficient to set off any claim for Indemnifiable Damages made hereunder (or have been delivered to the Stockholders prior to the making or resolution of such claim prior to the applicable time period set forth in Section 9.2) with respect to breaches of representations or warranties set forth in Section 3.5 and the Stockholder's covenants set forth in Section 5.17(a) or the express indemnification set forth in Sections 9.1(iv) and (v), then the Indemnified Party may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages; provided, however, that the maximum amount of Indemnifiable Damages recoverable by the Indemnified Party shall be the lesser of (a) 50% of the value of the Aggregate Consideration received by the Stockholders, calculated based upon the Average Closing Sale Price, or (b) 50% of the value of the Aggregate Consideration received by the Stockholders, calculated based upon the Closing Sale Price of a share of Parent Common Stock on Nasdaq on the trading day immediately preceding the trading day on which a claim for indemnification is presented, as reported by The Wall Street Journal (Eastern Edition), and the maximum amount of Indemnifiable Damages recoverable from any one Stockholder shall be pro rata based upon his or its proportionate share of the Aggregate Consideration received by such Stockholder as set forth in Section 1.3.

         9.6 REMEDIES. Nothing in this Article IX shall be construed to limit or prohibit the rights of the Parent to seek injunctive or other relief, at law or in equity, to enforce the obligations of the Stockholders under Section 5.10.

                                   ARTICLE X.

                             SECURITIES LAW MATTERS

        The parties agree as follows with respect to the sale or other disposition after the Effective Time of the Parent Shares:


                  10.1 DISPOSITION OF SHARES.


                  (a) The Stockholders acknowledge that they (and certain of the other Company stockholders) may be deemed to be "affiliates" of the Company for purposes of qualifying the transactions contemplated hereby as pooling of interests business combinations under applicable accounting and SEC rules and regulations. Each of the Stockholders and the Company agrees that from the date of this Agreement until such time as Parent publishes financial results covering 30 days of combined operations of Parent and the Company, the Company, the Stockholders, the other Company stockholders nor any of their Affiliates will, directly or indirectly, purchase or sell (including short sales) any shares of Parent Common Stock in any transactions effected on Nasdaq or otherwise, or sell, transfer, pledge, dispose of or otherwise part with any interest in or with respect to, or in any other manner reduce their investment risk with respect to, any shares of Parent Common Stock received or to be received pursuant to this Agreement.


                  (b) The Stockholders agree that they will not, and will cause the other Company stockholders not to, sell, transfer or otherwise dispose of any Parent Shares, except pursuant to (i) an exemption from the registration requirements under the Securities Act, which does not require the filing by Parent with the SEC of any registration statement, offering circular or other document, in which case, each such stockholder shall first supply to Parent an opinion of counsel (which counsel and opinions shall be satisfactory to Parent) that such exemption is available, or (ii) an effective registration statement filed by Parent with the SEC under the Securities Act.

         10.2 LEGENDS.


         The certificates representing the Parent Shares to be issued shall bear the following legend:


               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.


Parent may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

                                   ARTICLE XI.

                                   DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:


         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.


         "Average Closing Sale Price" means the average closing sale price of a share of Parent Common Stock on Nasdaq for the five trading days which immediately precede the trading day prior to the Closing Date, as reported by the Wall Street Journal (Eastern Edition).

         "Code" means the Internal Revenue Code of 1986 and all Treasury Regulations promulgated thereunder.


         "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking or obligation, in each case whether written or oral, express or implied.


         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


         "Exchange Act" means the Securities Exchange Act of 1934, as amended.


         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.


         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


         "knowledge," in the phrase "to its knowledge" or "to the best of its knowledge" or a similar phrase, when used to qualify a representation of a party, shall be deemed to be that knowledge held by the party, or the executive officers and directors of the party (as applicable), making the representation at the time such representation is made or the knowledge that should have been held by the party, or the executive officers and directors of the party making the representation in diligent exercise of such party's or such executive officers' or directors' duties.


         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).


         "Material Adverse Change (or Effect)" means a change (or effect) in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), rights, obligations, operations, business or prospects, which change (or effect), individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

         "Nasdaq" means The Nasdaq National Market.


         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.


         "Register," "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.


         "SEC" means the Securities and Exchange Commission.


         "Securities Act" means the Securities Act of 1933, as amended.


         "Stockholder Representative" means Bell.


         "Straddle Period" means any taxable period which includes but does not end on the Closing Date.


         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Tax.


         For purposes of this Agreement, the following terms shall be defined as follows: (a) "Tax Authority" includes the Internal Revenue Service and any state, local, foreign or other Governmental Authority responsible for the administration of any Taxes; (b) "Taxes" includes all federal, provincial, territorial, state, municipal, local, domestic, foreign or other taxes, imposts, rates, levies, assessments and other charges including, without limitation, ad valorem, capital, capital stock, customs and import duties, disability, documentary stamp, employment, estimated, excise, fees, franchise, gains, goods and services, gross income, gross receipts, income, intangible, inventory, license, mortgage recording, net income, occupation, payroll, personal property, production, profits, property, real property, recording, rent, sales, severance, social security, stamp, transfer, transfer gains, unemployment, use, value added, and withholding taxes (including as a withholding agent), together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties and shall include any transferee liability in respect of any and all of the above; and (c) "Tax Return" means any declaration, estimate, return, report, information statement, schedule or other document (including any related or supporting information) with respect to Taxes that is required to be filed with any Tax Authority.

         "Transaction Fees" shall mean all legal, accounting, tax, consulting and financial advisory and other fees and expenses, including transfer taxes, incurred, paid or payable by the Company to any Person in connection with the transactions contemplated by this Agreement and not otherwise paid by the stockholders.


         11.2 OTHER DEFINITIONAL PROVISIONS.


                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.


                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.


                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.


                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the feminine gender shall also denote the neuter and feminine where the context so permits.

                                  ARTICLE XII.

                        TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:


                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or


                  (b) by Parent upon delivery of written notice to the Company Parties in accordance with Section 13.1 of this Agreement in the event of a material breach by the Company Parties of any provision of this Agreement; or


                  (c) by the Company Parties upon delivery of written notice to Parent in accordance with Section 13.1 of this Agreement in the event of a material breach by Parent of any provision of this Agreement; or

                  (d) by Parent or the Company Parties upon delivery of written notice to the other in accordance with Section 13.1 of this Agreement, if the Closing shall not have occurred by February 28, 1998, unless the failure of the Closing to occur is the result of a breach by the terminating party that caused the Closing to be delayed.


         12.2 EFFECT OF TERMINATION. Except for the provisions of Article IX and
Section 13.3 hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement shall forthwith become void and of no further force and effect, and the parties shall be released from any and all obligations hereunder; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE XIII.

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission, if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate by like notice to the other party):


         (a)      IF TO PARENT TO:

                  Advance Paradigm, Inc.
                  545 E. John Carpenter Freeway
                  Suite 1900
                  Irving, Texas 75062
                  Attn: David D. Halbert, Chief Executive Officer, President and Chairman
                  Telecopy: (972) 830-6196

                  with a copy to:

                  Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                  1700 Pacific Avenue, Suite 4100
                  Dallas, Texas 75201
                  Attn: J. Kenneth Menges, Jr., P.C.
                  Telecopy: (214) 969-4343

         (b)      IF TO THE COMPANY PARTIES TO:

                  Innovative Medical Research, Inc.

                   1001 Cromwell Bridge Road
                   Suite 302
                   Towson, Maryland 21286
                   Telecopy: (203) 321-1044

                   with a copy to:

                   Stuart L. Bell
                   688 N. Wilton Road
                   New Canaan, Connecticut  06840
                   Telecopy: (203) 972-0129

                   Richard B. Lipton
                   68 Butternut Hollow Road
                   Greenwich, CT  06830
                   Telecopy: (203) 625-8696

                   Ropes & Gray
                   One International Place
                   Boston, MA 02110
                   Attn: Steven A. Wilcox
                   Telecopy: (617) 951-7050

         13.2 ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto), and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understanding (oral or written) between or among the parties with respect to such subject matter. The Schedules constitute a part of this Agreement as though set forth in full herein.


         13.3 EXPENSES; SALES TAX. Except as otherwise provided herein, each party shall bear its own Transaction Fees; provided, however, that if the transaction closes, the Stockholders shall reimburse the Company for any Transaction Fees of the Company in excess of $128,000.


         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled, or discharged, except by written instrument executed by all parties. No failure to exercise and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing expressed or implied herein shall be construed to give any other Person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by the Company Parties without the prior written consent of Parent. Parent may assign all or any portion of its rights hereunder to one or more of its wholly owned subsidiaries.


         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.


         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.


         13.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.


         13.9 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the United States District Court for the District of Delaware and each of the parties consents to the jurisdiction of such court (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. To the extent not prohibited by applicable law, each of the parties hereby waives any right to trial by jury in any action or proceeding based on or arising out of this Agreement.


         13.10 ARM'S LENGTH NEGOTIATIONS. Each party hereto expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed himself or itself of the terms, contents, conditions, and effects of this Agreement; (b) said party has relied solely and completely upon his or its own judgment in executing this Agreement;
(c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of his or its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                     ADVANCE PARADIGM, INC., a Delaware
                                      corporation

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                     IMR, INC., a Maryland corporation

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                     INNOVATIVE MEDICAL RESEARCH, INC.,
                                      a Maryland corporation

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     ------------------------------------------
                                     Walter Stewart, Ph.D., M.P.H.


                                     ------------------------------------------
                                     Richard B. Lipton, M.D.


                                     ------------------------------------------
                                     Stuart Bell

                                     THE LIANNA LIPTON TRUST


                                     By:
                                        ---------------------------------------
                                        Priscilla Natkins,
                                        Trustee

                                     THE JUSTIN LIPTON TRUST


                                     By:
                                        ---------------------------------------
                                        Priscilla Natkins,
                                        Trustee

                                     THE CURREN BELL TRUST


                                     By:
                                        ---------------------------------------
                                        Alexander Holland,
                                        Trustee

                                     THE KYLIE BELL TRUST


                                     By:
                                        ---------------------------------------
                                        Alexander Holland,
                                        Trustee

                                     THE IAN BELL TRUST


                                     By:
                                        ---------------------------------------
                                        Alexander Holland,
                                        Trustee

                         LIST OF SCHEDULES AND EXHIBITS

Schedule   1.5       Directors and Officers after the Merger
Schedule   2.5       Capitalization of Parent
Schedule   2.11      Employees of the Company
Schedule   2.12      Tax Free Reorganization Letter
Schedule   3.1       Foreign Corporation Jurisdictions of the Company
Schedule   3.4       Capitalization of the Company
Schedule   3.5       Stockholders of the Company
Schedule   3.6       No Violation
Schedule   3.8       Subsidiaries
Schedule   3.9       Financial Statements
Schedule   3.11(a)   Indebtedness of the Company
Schedule   3.11(b)   Deposit Accounts of the Company
Schedule   3.12      Litigation
Schedule   3.13      Environmental Matters
Schedule   3.14      Real Estate
Schedule   3.16      Compliance with Laws
Schedule   3.17      Labor and Employment Matters
Schedule   3.18      Employee Benefit Plans
Schedule   3.18(b)   Compliance with Laws-- Employee Benefit Plans
Schedule   3.19      Insurance Coverage
Schedule   3.22      Licenses and Permits
Schedule   3.23      Affiliated Transactions
Schedule   3.24      Intellectual Property
Schedule   3.25      Material Contracts
Schedule   3.27      Non-Accredited Investors
Schedule   3.29      Pooling Restrictions
Schedule   5.12A     Employment Agreement of Stewart
Schedule   5.12B     Employment Agreement of Lipton
Schedule   5.18(A)   Ratification of Escrow Agreement
Schedule   5.18(B)   Execution of Tax Letter Agreement
Schedule   6.4       Matters on Opinion Letter from the Company's Counsel for Parent
Schedule   6.8       Form of Affiliate Letter
Schedule   6.14      Resignations
Schedule   7.6       Matters on Opinion Letter from Parent's Counsel for Stockholders
Schedule   7.7       Affiliate Loan



Exhibit A            Allocation of Aggregate Consideration
Exhibit B            Form of Escrow Agreement





                                      L-1